SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION
              (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                   202A SOUTH BRIDGE STREET, ELKTON, MARYLAND
                    (Address of Principal Executive Offices)

                                     21921
                                   (Zip Code)

                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                             123 SOUTH BROAD STREET
                             PHILADELPHIA, PA 19109
                   ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (215) 985-6000
           (Name, address and telephone number of Agent for Service)

                          PLAYERS INTERNATIONAL, INC.
              (Exact Name of Obligor as Specified in its Charter)

                                     NEVADA
         (State or other jurisdiction of Incorporation or Organization)

                                  95-41745832
                      (I.R.S. Employer Identification No.)


                     3900 PARADISE ROAD, LAS VEGAS, NEVADA
                    (Address of Principal Executive Offices)

                                     89109
                                   (Zip Code)

                         10-7/8% SENIOR NOTES DUE 2005



           Application relates to all securities registered pursuant
                 to the delayed offering registration statement
                        (Title of Indenture Securities)



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1. General information.

Furnish the following information as to the trustee:

a) Name and address of each examining of supervisory authority to which it is subject


   Comptroller of the Currency
   United States Department of the Treasury
   Washington, D.C.  20219

   Federal Reserve Bank (3rd District)
   Philadelphia, Pennsylvania  19106

   Federal Deposit Insurance Corporation
   Washington, D.C.  20429

b) Whether it is authorized to exercise corporate trust subject powers.

   Yes.


2. Affiliations with obligor.

   If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.


3. Voting securities of the trustee.

   Furnish the following information as to each class of voting securities of the trustee:

   Not applicable - see answer to Item 13.


4. Trusteeships under other indentures.

    If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

Not applicable - see answer to Item 13.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

    If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

    Not applicable - see answer to Item 13.


6. Voting securities of the trustee owned by the obligor or its officials.


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    Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

    Not applicable - see answer to Item 13.


7. Voting securities of the trustee owned by underwriters or their officials.

    Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

    Not applicable - see answer to Item 13.


8.  Securities of the obligor owned or held by the trustee.

    Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

    Not applicable - see answer to Item 13.


9.  Securities of underwriters owned or held by the trustee.

    If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     Not applicable - see answer to Item 13.


11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


12.  Indebtedness of the obligor to the trustee.

     Except as noted in the instructions, if the obligor is indebted to


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the trustee, furnish the following information:

     Not applicable - see answer to Item 13.


13.  Defaults by the obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.
      None.

14.   Affiliations with the underwriters.

      If any underwriter is an affiliate of the trustee, describe each such affiliation.

      Not applicable - see answer to Item 13.


15.   Foreign trustee.


      Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

      Not applicable - trustee is a national banking association organized under the laws of the United States.


16.   List of Exhibits.

      List below all exhibits filed as part of this statement of eligibility.


__  1. Copy of Articles of Association of the trustee as now in effect.**

__  2. Copy of the Certificate of the Comptroller of the Currency date dated January 11, 1994, evidencing the authority of the trustee to transact business.*

    3. Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated July 24, 1992.*

    4. Copy of existing by-laws of the trustee.**

__ 5. Copy of each indenture referred to in Item 4, if the obligor is in default.
       -Not Applicable.

 X  6. Consent of the trustee required by Section 321(b) of the Act.
- --

 X  7. Copy of report of condition of the trustee at the close of business
- --     on March 31, 1995, published pursuant to the requirements of its supervising authority.

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    8. Copy of any order pursuant to which the foreign trustee is  authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
       - Not Applicable

    9. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.
       - Not Applicable
_____________________
       *Previously filed with the Securities Exchange Commission on February 11, 1994 as an Exhibit to Form T-1 in connection with Registration Statement Number 22-73340 and **previously filed with the Securities Exchange Commission on April 14, 1995 with Registration Statement Number 33-58625 and incorporated herein by reference


                                      NOTE

       The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.


                                   SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and Commonwealth of Pennsylvania, on the 22nd day of May, 1995.

                           FIRST FIDELITY BANK, NATIONAL ASSOCIATION



                           By: s/John H. Clapham
                               -------------------------

                               John H. Clapham
                               Asst. Vice President


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                                                                         EXHIBIT



                               CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Players International, Inc. 10-7/8% Senior Notes Due 2005, First Fidelity Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.





                        FIRST FIDELITY BANK, NATIONAL ASSOCIATION


                          By:  s/John H. Clapham
                               --------------------
                               John H. Clapham
                               Asst. Vice President





Philadelphia, Pennsylvania

May 22, 1995


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                              REPORT OF CONDITION

                                                                       EXHIBIT 7

Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association of Elkton in the state of Maryland, at the close of business on March 31, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District.

Statement of Resources and Liabilities


                                     ASSETS



                                                              Thousands of Dollars
                                                              --------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin..........     1,599,546
  Interest-bearing balances...................................       131,786
Securities....................................................
  Hold-to-maturity securities.................................     3,154,827
  Available-for-sale securities...............................     3,271,974
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
  Federal funds sold..........................................        10,000
  Securities purchased under agreements to resell.............       207,267
Loans and lease financing receivables:
Loan and leases, net of unearned income.............22,371,585
LESS: Allowance for loan and lease losses..............517,965
LESS: Allocated transfer risk reserve........................0
Loans and leases, net of unearned income, allowance, and
reserve.......................................................    21,853,620
Assets held in trading accounts...............................        70,275
Premises and fixed assets (including capitalized leases)......       390,023
Other real estate owned.......................................       135,803
Investment in unconsolidated subsidiaries and associated
companies.....................................................        13,434
Customer's liability to this bank on acceptances outstanding..       180,053
Intangible assets.............................................       721,391
Other assets..................................................       890,755
Total assets..................................................    32,630,754

                                  LIABILITIES
Deposits:
     In domestic offices......................................    25,014,990
       Noninterest-bearing......................4,531,531
       Interest-bearing........................20,483,459
     In foreign offices, Edge and Agreement subsidiaries,
     and IBFs.................................................     1,106,660
       Noninterest-bearing.........................11,811
       Interest-bearing.........................1,094,849
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
            Edge and Agreement subsidiaries, and IBFs
     Federal fund purchased...................................     1,044,014
     Securities sold under agreements to repurchase...........     1,421,199
Demand notes issued to the U.S. Treasury......................             0
Trading liabilities...........................................             0
Other borrowed money:.........................................
With original maturity of one year or less....................        16,956
     With original maturity of more than one year.............           635
Mortgage indebtedness and obligations under capitalized leases        16,899
Bank's liability on acceptances executed and outstanding......       180,795
Subordinated notes and debentures.............................       175,000
Other liabilities.............................................       620,629
Total liabilities.............................................    29,597,777
Limited-life preferred stock and related surplus..............             0


                                 EQUITY CAPITAL
Perpetual preferred stock and related surplus.................       160,540
Common Stock..................................................       452,156
Surplus.......................................................     1,300,080
Undivided profits and capital reserves........................     1,167,757
Net unrealized holding gains (losses) on available-for-sale
 securities...................................................       (47,556)
Cumulative foreign currency translation adjustments...........             0
Total equity capital..........................................     3,032,977
Total liabilities, limited-life preferred stock and equity....
  capital.....................................................    32,630,754